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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in Traffix, Inc.'s Annual Report on Form 10-K for the year ended November 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 18, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS